FOR IMMEDIATE RELEASE                                EXHIBIT 99.1

SELECT COMFORT CORPORATION TO ANNOUNCE
THIRD QUARTER RESULTS

Minneapolis - (Oct. 3, 2017) - Select Comfort Corporation (NASDAQ: SCSS) will release results for the third quarter ended Sept. 30, 2017, after close of the regular trading session on Oct. 17, 2017.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) on Oct. 17. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Thirty years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” by J.D. Power in 2015 and 2016. As the pioneer in biometric sleep tracking and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 4,000 team members are improving lives with innovative sleep solutions. To find better quality sleep visit one of the 550 Sleep Number® stores located in 49 states or SleepNumber.com. For more information, visit the company’s Newsroom and Investor Relations sites.

# # #

Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com